UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MASON STREET FUNDS, INC.

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February 17, 2006

Dear Qualified Plan Sponsor:

As indicated in the letter enclosed, Dear Mason Street Fund Shareholder, we have recently announced a change with respect to the Mason Street Family of Funds (the “Reorganization”). Our records indicate that you are an existing client of Northwestern Mutual Investment Services, LLC (“NMIS”) under either the “Plan Recordkeeper” or “Foundations Full Service” Programs for defined contribution plans. These Programs provide your Plan with recordkeeping services from Boston Financial Data Services, Inc. (“Boston Financial”) and, in some cases, directed trustee services from State Street Bank and Trust Company (“State Street Bank”).

In connection with the Reorganization, NMIS’ agreements with Boston Financial and State Street Bank will terminate. Thus, the Reorganization and the termination of Boston Financial and State Street Bank will affect you in several ways:

Your investment options are changing.

(a) The Stable Asset Fund Option - Under your existing Program, you have access to the State Street Stable Asset Fund. This fund is offered to customers in the turnkey 401(k) plan (qualified retirement plan) market in addition to certain Mason Street Fund investments. (The Stable Asset Fund is also known as the Turnkey 401(k) Plan Guaranteed Rate Fund (GRF).) Your designation of the Stable Asset Fund as an investment option in your Plan serves as one of the required “core” investments in order for you, as the Plan Sponsor and Fiduciary, to be relieved of liability for the results of investment directions by the Plan Participants. This is known as “section 404(c)” relief, which refers to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) provision that absolves you of liability for the investment decisions of your Participants. The Stable Asset Fund will no longer be available as a “core” investment option after March 31, 2006. You may wish to consider the American Century Prime Money Market Fund as an alternative core fund for your Plan. See the enclosed Prospectus for information concerning this Fund.

(b) Mason Street Index 400 Stock Fund - Additionally, after the Reorganization, the Mason Street Index 400 Stock Fund (“i400 Fund”) will no longer be available as a Plan investment option and will be reorganized into an unrelated fund family, the Federated Mid-Cap Index Fund managed by Federated Investors. As a result of the timing of the various stages in the Reorganization, the i400 Fund will no longer exist as of the close of business March 23, 2006. Unless your Plan Participants affirmatively direct the reallocation of their assets out of the i400 Fund before March 24, 2006, any remaining investments in the i400 Fund will automatically be transferred to the Stable Asset Fund as of the close of business on March 23, 2006. As mentioned above, the Stable Asset Fund is only available until March 31, 2006, after which it will not be available.

As a Plan Fiduciary, you will need to:

Amend your relevant Plan document and/or associated investment brochures, etc., to eliminate the Stable Asset Fund and i400 Fund as investment options under your Plan and to add any replacement investment options, which could include the American Century Prime Money Market Fund. To the extent that your Plan Participants do not transfer assets out of the i400 Fund, you will need to authorize Boston Financial, in writing, no later than March 21st, 2006 to transfer any remaining i400 Fund assets to the Stable Asset Fund for the time period between March 24th and March 31st and to transfer any remaining Stable Asset Fund assets to the American Century Prime Money Market Fund after March 31st. Enclosed is an Authorization Form for the Transfer of Funds for this purpose.

Please be aware that designation of investment options is a fiduciary function and neither NMIS, Boston Financial, State Street Bank nor American Century is offering you investment or legal advice regarding your fiduciary obligations to the Plan or Plan Participants. Please seek the assistance of your own professional investment or legal advisor as you deem appropriate. Communicate ahead of time (no later than February 21st) to your Plan Participants that they should reallocate their investments in anticipation of both the Stable Asset Fund and the i400 Fund being eliminated. If they do nothing, their remaining accounts in the i400 Fund will be transferred to the Stable Asset Fund as of the close of business on March 23rd as an interim step and then to the American Century Prime Money Market Fund after March 31st. (This is a necessary transition step because the American Century Prime Money Market Fund will not become available until April 3, 2006.) Similarly, any assets in the Stable Asset Fund as of March 31st will be transferred to the American Century Prime Money Market Fund on April 3rd.

Your recordkeeping services are changing. Boston Financial will no longer provide recordkeeping services under the “Plan RecordKeeper” or “Foundations Full Service” Programs. Your Participant accounts will be transferred to American Century.

NOTE: If you are a Foundations Full Service client, please be aware that American Century does NOT perform legal compliance functions such as nondiscrimination testing, preparing Forms 5500, etc. Accordingly, you will need to contract with a third party administrator (TPA) to replace those services.

In addition, in order to facilitate the Reorganization, the Mason Street Funds will no longer accept new purchases, including exchanges and automatic purchases, as of the close of business on March 23, 2006. In addition, for recordkeeping purposes, no redemptions will be able to be processed, i.e., hardships, loans, distributions or Qualified Domestic Relations Orders (QDROs). This freeze on transactions will result in a so-called “blackout” period while the necessary processing occurs at the Fund level and while Boston Financial transfers data to American Century. The blackout period is anticipated to end no later than April 3, 2006; please contact Boston Financial at 800-401-2331 for details specific to your Plan.

As a Plan Fiduciary, you will need to:

Notify your employees who participate in the Plan on or before February 21st that there will be a blackout period and that the last day that they may initiate transactions will be March 23rd. Under ERISA, you have certain duties to properly notify employees. Enclosed is a sample “blackout” notice intended to comply with applicable Department of Labor (DOL) regulations. However, please be aware that neither NMIS, Boston Financial, State Street Bank nor American Century is offering you legal advice regarding your obligations. Please seek the assistance of your own professional legal advisor as you deem appropriate. If you are a client of the Foundations Full-Service Program with, Boston Financial, you also need to find a replacement TPA to provide the legal compliance functions that are not offered by American Century, e.g., nondiscrimination testing, filing of Forms 5500, etc.

Your Plan Document is changing (and, if applicable, your Trustee). In connection with the Reorganization, your Retirement Plan will also cease to be eligible for participation in The Northwestern Mutual Life Insurance Company (“NM”) Prototype Plan Program and the Boston Financial Prototype Plan Program. In addition, State Street Bank will resign as a directed Trustee on all Money Purchase Pension Plans and 401(k)/Profit Sharing Plans no later than March 31, 2006.

As a Plan Fiduciary, you will need to:

If You Are a Plan Sponsor with A Self-Trusteed - Prototype Plan using an NM Prototype.

You must adopt a new amended and restated prototype plan document or have an attorney draft a document specifically for your Plan. American Century has a prototype plan you may wish to consider. Your Financial Representative is also ready to assist you to make this process as seamless as possible.

If You are a Plan Sponsor with a State Street Bank Trusteed - Prototype Plan.

In addition to adopting a newly amended and restated prototype plan document (as described above), you must also: (i) appoint a successor trustee to replace State Street Bank, (ii) open a new NMIS account (including any individual participant accounts) and transfer all Plan assets into the new NMIS account(s). Depending upon your state’s law, the successor trustee may be either an individual trustee (e.g., an owner or officer of the company) or a corporate trustee (bank or similar financial institution). State Street Bank cannot serve as the successor trustee for your Plan.

In either situation, unless your Plan covers only a sole proprietor or partners, ERISA requires distribution of a Summary Plan Description (SPD) to Plan Participants and beneficiaries receiving benefits within 120 days of the amended Plan’s effective date. The SPD will explain the terms of the new Plan to Participants and indicate the new trustee(s), if applicable.

Your registered representative will contact you shortly to help you transition your Plan from its existing service arrangement to the American Century program. If you have questions please contact the Plan Liaison Team at 800-401-2231.

Sincerely,

Northwestern Mutual Investment Services, LLC

Enclosures:

Dear Mason Street Fund Shareholder letter

American Century Prime Money Market Fund Prospectus

Authorization Form for Transfer of Funds

Sample Blackout Notice

Model Notice of Blackout Period, from 29 C.F.R. §2520.101-3(e)(2)

Important Notice Concerning Your Rights under the (Insert Plan Name)

February __, 2006

1.	This notice is to inform you that the (Insert Plan Name) Plan will be changing investment options and changing recordkeepers.

2.	As a result of these changes, you temporarily will be unable to direct or diversify investments in your individual accounts, obtain a loan from the Plan, obtain a hardship or other distribution from the Plan. This period, during which you will be unable to exercise these rights otherwise available under the Plan is called a “blackout period”. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

3.	The blackout period for the plan will begin on March 24, 2006. The last day on which you will be able to direct a transaction will be March 23, 2006. The blackout period will end after the close of business on March 31, 2006.

4.	During the blackout period, you will be unable to direct or diversify the assets held in your plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.

5.	If you have any questions concerning this notice, you should contact:

(Contact Plan Administrator or Other Appropriate Contact)
(Address)
(Phone Number)

Optional 5. [If timely notice cannot be provided, enter:

(A)	Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any blackout period in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans.

(B)	Enter explanation of reasons for inability to furnish 30 days advance notice.]

This document is an important legal instrument with legal and tax implications for which neither Northwestern Mutual Investment Services, LLP (NMIS) nor Boston Financial Data Services (BFDS), American Century Investments, J.P. Morgan Chase Bank, N.A., nor their agents or employees can assume responsibility. Nor can any of the above, nor their agents or employees, give legal advice. Therefore, we recommend that you consult with your legal counsel regarding all matters related to your Plan.

February 10, 2006

Dear SSgA Money Market Fund Shareholder:

According to our records, you are currently a shareholder of the SSgA Money Market Fund (“SSgA Fund”) offered as part of the exchange privilege available through the Mason Street Funds, Inc. As you know, the Board of Directors of the Mason Street Funds has approved a proposed Plan of Reorganization pursuant to which, if approved by Mason Street Funds shareholders, all of the Mason Street Funds would be reorganized into newly created and/or existing American Century Funds and a Federated Fund. In anticipation of the consummation of the proposed reorganizations, effective March 23, 2006, no new purchases may be made into the Mason Street Funds and the exchange privilege among your SSgA Fund account(s) and the Mason Street Funds will be terminated. Upon consummation of the proposed reorganizations, the Mason Street Funds will no longer exist.

You have a number of options with respect to your SSgA Fund account(s). These options are summarized below.

1.	You may remain as a shareholder of the SSgA Fund. If you intend to do so, please complete and sign an SSgA Fund application and return it to SSgA funds, P.O. Box 8317, Boston, MA, 02266-8317, prior to March 30. The new application form is necessary so the SSgA Fund’s transfer agent may assign a new account number and properly record your account in your name on their records. A copy of the application form and a copy of the SSgA Fund prospectus are enclosed for your convenience. Please note that after March 23 you will not be able to exchange among your SSgA Fund account(s) and Mason Street Funds, and upon consummation of the proposed reorganizations you will not be able to exchange among your SSgA Fund account(s) and American Century Funds or Federated Funds. Also upon the consummation of the reorganizations, your holdings in the SSgA Fund will not be aggregated with either your Federated or American Century holdings in the application of sales load breakpoints. Exchange privileges with other SSgA funds are described in the SSgA Fund prospectus.

2.	You may exchange your shares into one or more Mason Street Funds pursuant to the existing exchange feature prior to March 23. If you exchange your shares and do not subsequently redeem them, they will be part of the reorganizations, assuming the reorganizations are approved by Mason Street Funds shareholders. Before exchanging your shares, you should read carefully the combined proxy statements/prospectuses relating to the reorganization, which contain important information about the proposed reorganizations. If you were a shareholder of record of one of the Mason Street Funds on January 20, 2006, you will receive a copy of the materials in the mail. Copies of the proxy statements/prospectuses are also available at the Mason Street Funds website (www.masonstreetfunds.com).

3.	You may redeem your shares in the SSgA Fund at any time in accordance with the terms of the enclosed prospectus.

If you have questions regarding the SSgA Fund, please call SSgA Funds Customer Service at 1-800-647-7327. If you have questions regarding the Mason Street Funds and/or the proposed reorganization, please call 1-888-627-6678 or visit www.masonstreetfunds.com.

Sincerely,

/s/ Randy Pavlick
Randy Pavlick
Secretary, Mason Street Funds, Inc.